UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2020

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner
interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on August 11, 2019, Sanchez Energy Corporation (“SN”) and certain of its subsidiaries, consisting of SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, Rockin L Ranch Company, LLC, SN Payables, LLC, SN EF Maverick, LLC (“SN Maverick”) and SN UR Holdings, LLC (collectively with SN, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are jointly administered under the caption In re Sanchez Energy Corporation, Case No. 19-34508.

 On April 30, 2020, the Bankruptcy Court entered the Order Approving Disclosure Statement and Confirming Second Amended Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and Its Debtor Affiliates, which approved and confirmed the Second Amended Joint Chapter 11 Plan of Reorganization of Sanchez Energy Corporation and Its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”). The effective date of the Plan (the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied.

Item 1.01Entry into a Material Definitive Agreement

On June 6, 2020, (i) Sanchez Midstream Partners LP (the “Partnership”) and Sanchez Midstream Partners GP LLC, the sole general partner of the Partnership (the “General Partner”), (A) each entered into, (B) caused and approved the Partnership’s wholly-owned subsidiaries Catarina Midstream LLC (“Catarina Midstream”) and Seco Pipeline, LLC (“Seco Pipeline”) entering into, and (C) approved Carnero G&P LLC (“Carnero G&P”), a joint-venture in which the Partnership owns a fifty percent (50%) interest, entering into, in each case, that certain Settlement Agreement (the “Settlement Agreement”) with the Debtors, SP Holdings, LLC, the sole member of the General Partner (“SP Holdings”), and TPL SouthTex Processing Company LP (“Targa”, and collectively with each of the Partnership, the General Partner, Caterina Midstream, Seco Pipeline, Carnero G&P, the Debtors and SP Holdings, the “Parties”, and each a “Party”) and (ii) the Debtors filed Debtors’ Emergency Motion Pursuant to Section 365(A) of the Bankruptcy Code and Bankruptcy Rule 9019 for Entry of an Order (A) Approving a Settlement with Certain Midstream Counterparties and (B) Authorizing the Assumption of Certain Related Contracts, as Amended with the Bankruptcy Court seeking approval of the Settlement Agreement. A summary of the terms of the Settlement Agreement is set forth below.

Execution of Amendments and Other Agreements and Rejection of Contracts

Pursuant to the Settlement Agreement, on the date (the “Approval Date”) in which the Bankruptcy Court enters into an order (the “Approval Order”) that is reasonably acceptable to the Parties pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure approving the Settlement Agreement, the Parties will take the following actions:

(1)

The Debtors will execute and deliver (i) the Second Amendment Agreement, by and among Carnero G&P, SN and SN Catarina, LLC, a subsidiary of SN (“SN Catarina”), in the form attached as an exhibit to the Settlement Agreement (the “Carnero

Agreement Amendment”), providing certain amendments to (x) that certain Firm Gas Gathering Agreement, dated as of October 2, 2015, by and among Carnero G&P, SN and SN Catarina, which was amended effective June 23, 2016, May 1, 2017, and April 1, 2018, and (y) that certain Firm Gas Processing Agreement, dated as of October 2, 2015, by and among Carnero G&P, SN and SN Catarina, which was amended effective June 23, 2016, May 1, 2017, and April 1, 2018; (ii) Amendment No. 2 to the Firm Gathering and Processing Agreement, dated as of October 14, 2015, by and between Catarina Midstream and SN Catarina, which was amended effective June 30, 2017, in the form attached as an exhibit to the Settlement Agreement (the “Catarina Gathering Amendment”); (iii) the Firm Transportation Service Agreement, by and among Seco Pipeline and SN Catarina, in the form attached as an exhibit to the Settlement Agreement (the “Seco Catarina Agreement”); and (iv) that certain Firm Transportation Service Agreement, by and among Seco Pipeline and SN Maverick, in the form attached as an exhibit to the Settlement Agreement (the “Seco Comanche Agreement,” and together with the Seco Catarina Agreement, the “New Seco Pipeline Agreements”);

(2)	Catarina Midstream will execute and deliver the Catarina Gathering Amendment;
(3)

Carnero G&P will execute and deliver (i) the Carnero Agreement Amendment; and (ii) the First Amendment to NGL Sale Agreement, dated as of April 1, 2018, by and between Carnero G&P and Targa Liquids Marketing and Trade LLC (“Targa Liquids”), an affiliate of Targa, in the form attached as an exhibit to the Settlement Agreement (the “NGL Sales Agreement Amendment”);

(4)	Seco Pipeline will execute and deliver the New Seco Pipeline Agreements;
(5)

The Partnership will (i) execute and deliver the First Amendment to Second Amended and Restated Limited Liability Company Agreement of Carnero G&P, dated as April 1, 2018, by and between the Partnership and Targa (the “LLC Agreement Amendment”), and (ii) cause (A) Catarina Midstream to execute and deliver the Catarina Gathering Agreement, (B) Seco Pipeline to execute and deliver the New Seco Pipeline Agreements, and (C) Carnero G&P to execute and deliver the Carnero Agreement Amendment and the NGL Sales Agreement Amendment; and

(6)

Targa will (i) execute and deliver the LLC Agreement Amendment and (ii) take any and all actions necessary to cause (A) Carnero G&P to execute and deliver the Carnero Agreement Amendment and the NGL Sales Agreement Amendment, and (B) Targa Liquids to execute and deliver the NGL Sales Agreement Amendment.

Each of the Settlement Agreement, the Carnero Agreement Amendment, the Catarina Gathering Amendment, the New Seco Pipeline Agreements, the NGL Sales Agreement Amendment, and the LLC Agreement Amendment (collectively, the “New Agreements”) will be effective as of the Closing Date (as defined in the Settlement Agreement), which is the date certain closing conditions precedent under the Settlement Agreement have been met or waived.

In addition, pursuant to the terms of the Settlement Agreement, the Debtors will pursue rejection of certain midstream and marketing agreements currently in effect.

Assumption of Agreements

Pursuant to the Settlement Agreement, (i) effective as of the Approval Date, each of the Assumption Agreements as described in the Settlement Agreement will be deemed assumed or otherwise ratified for all purposes under the Plan (but not amended by the applicable New Agreements) and (ii) effective as of the Closing Date, each of the Assumption Agreements will be amended by the applicable New Agreements, and the terms of the Assumption Agreements, as amended by the applicable New Agreements, will automatically be effective as of the Closing Date.

Releases and Contributions

Each Party will enter into a customary release to each other Party from obligations and liabilities through the Closing Date, subject to customary carve out for obligations arising under the Settlement Agreement, the Assumption Agreements and any other agreement under the Plan. Additionally, as of the Approval Date, any and all recoveries that Seco Pipeline would be entitled on account of the administrative expense claim in an amount of not less than approximately $1.9 million asserted by Seco Pipeline against the Debtors for certain unpaid amounts will be waived by Seco Pipeline and contributed to the Debtors, thereby providing additional liquidity to the Debtors.

LC Deposit Funds

Upon the occurrence of both the Approval Date and the execution of the New Agreements, Carnero G&P will return and deliver $8.0 million in cash to SN of the approximately $17.1 million that is currently held by Carnero G&P from the proceeds of the draw of a letter of credit posted by SN to Carnero G&P in accordance with certain commercial agreements (the “LC Deposit Funds”).  On the 60th day following the satisfaction of certain conditions precedent, including the Bankruptcy Court’s rejection of certain commercial agreements, Carnero G&P will return and deliver an additional $6.0 million of the LC Deposit Funds, and such remaining amounts will be retained by and become the property of Carnero G&P.

Delivery of Gas at Raptor Tailgate

From and after the Approval Date and through the Closing Date, the Debtors will use commercially reasonable efforts to obtain consents necessary to permit the Debtors to deliver their owned and controlled gas and certain other working interest owners’ gas, in each case, that flows through the tailgate of the Raptor gas processing plant located in La Salle County, Texas (the “Raptor Plant”), for transportation and redelivery on month-to-month basis by Seco Pipeline. Debtors will deliver such gas that is processed at the Brasada natural gas processing plant in La Salle County, Texas or to be processed at the Raptor Plant at the tailgate of the Raptor Plant (or by way of the Raptor Plant), but specifically excluding gas that is processed at any of the Carnero G&P processing plants in Bee County, Texas, subject only to the satisfaction of the applicable current monthly minimum volume commitment under the existing contract if such contract is then in effect.

Closing Conditions and Termination

Consummation of the transactions contemplated by the Settlement Agreement is subject to satisfaction or waiver of various conditions, including, among others (i) the Approval Order is entered into by the Bankruptcy Court, (ii) the accuracy of the representations and warranties of the Parties as of the Closing Date, (iii) the performance of various covenants and agreements of the Parties, (iv) the rejection of certain commercial contracts pursuant to an order by the Bankruptcy Court, (vi) the resolution of litigation related to the rejection of certain commercial contracts pursuant to one or more orders by the Bankruptcy Court (none of which shall be subject to a stay imposed by a court of competent jurisdiction) finding that the agreements subject to such claims, objections, causes of action, or other litigation do not continue to bind any of the Debtors in any material respect, and (vi) certain other closing conditions.

The Settlement Agreement may be terminated at any time prior to the Closing (as defined in the Settlement Agreement):

(i)	by mutual written consent of the Parties;
(ii)

at any time after October 1, 2020, by any Party if (A) an order has not been entered rejecting the Marketing Agency Agreement and the Midstream Agency Agreement (each as defined in the Settlement Agreement) and directly or indirectly rejecting the Underlying Agreement (as defined in the Settlement Agreement) (or finding that the Debtors are not bound by the Underlying Agreement) and (B) the Closing has failed to occur; or

(iii)	at any time after October 15, 2020, if the Closing has failed to occur;

provided, that in the case of (ii) or (iii) above, such failure of the Closing to occur by October 1, 2020 (with respect to (ii)) or October 15, 2020 (with respect to (iii)), does not result primarily from (1) the breach or failure to perform any material obligations under the Settlement Agreement by the Party seeking to terminate, (2) the failure of a material representation or warranty of the Party seeking to terminate, or (3) the failure of a closing condition precedent to be satisfied due to actions taken or failed to be taken by the Party seeking to terminate.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1

Settlement Agreement, dated as of June 6, 2020, by and among Sanchez Energy Corporation, SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, Rockin L Ranch Company, LLC, SN Payables, LLC, SN EF Maverick, LLC and SN UR Holdings, LLC, Catarina Midstream, LLC, Carnero G&P LLC, Seco Pipeline, LLC, Sanchez Midstream Partners LP, Sanchez Midstream Partners GP, LLC, SP Holdings, LLC, and TPL SouthTex Processing Company LP.*

________________

*Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: June 11, 2020	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary